                                                                  Exhibit (p)(2)
                                                               DATED AUGUST 2001

                                 CODE OF ETHICS

                                       OF

                             CAMBIAR INVESTORS, LLC
PREAMBLE

    This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 of the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of Cambiar Investors, LLC (the "Firm") in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:

         1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

         2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

         3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

         4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

         5. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

    This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

    The Board of Directors of the Firm adopts this Code of Ethics. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the compliance officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and to the Board of Directors of any Fund of advised or subadvised by the Firm.

POLICY STATEMENT ON INSIDER TRADING

         The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the compliance officer.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         1) trading by an insider, while in possession of material nonpublic information, or

         2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         3)   communicating material nonpublic information to others.

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

         Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?


         ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

         i.   Report the matter immediately to the Firm's compliance officer.


         ii. Do not purchase or sell the securities on behalf of yourself or others.


         iii. Do not communicate the information inside or outside the Firm, other than to the Firm's compliance officer.


         iv. After the Firm's compliance officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

         Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

         The role of the Firm's compliance officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

         To prevent insider trading, the Firm will:

         i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and


         ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,


              1. implement measures to prevent dissemination of such
                 information, and

              2. if necessary, restrict officers, directors and employees from trading the securities.

         To detect insider trading, the compliance officer will:

         i. review the trading activity reports filed by each officer, director and employee, and


         ii.  review the trading activity of accounts managed by the Firm.

A.      DEFINITIONS

    1. "ACCESS PERSON" means any director, officer, general partner or advisory representative or other employee of the Firm. Access person does not include a nonresident director.

    2. "ADVISORY REPRESENTATIVE" means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Firm, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Firm who obtains information concerning recommendations made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: partner, officer, director, "Investment Person", "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by the compliance officer.

    3. "NON-ADVISORY REPRESENTATIVE" means any individual who has no contact with information regarding the purchases or sales of Securities made by the Firm in his or her regular functions or duties. However, such individuals are subject to the Preamble and Policy Statement on Insider Trading contained in this Code.

    4. "AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

    5. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

    6. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

    7. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

    8. "DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

    9. "FIRM" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

    10. "FUND" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm acts as manager, adviser or subadviser.

    11. "NON-INTERESTED" Director means a director or trustee who is not an interested person.

    12. "INTERESTED PERSON" of another person, when used with respect to a Fund, means (i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, PROVIDED, that no person shall be deemed to be an interested person of an investment company solely by reason of
        (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

    13. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

    14. "INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Firm; (b) any employee of the Firm (or of any company in a control relationship to a Fund or the Firm) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm, including securities analysts and traders; or (c) any person who controls a Fund or the Firm and who obtains information concerning recommendations made to any Fund or Portfolio regarding the purchase or sale of securities by the Fund or Portfolio.

    15. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

    16. "NONRESIDENT DIRECTOR" means any director of the Firm who (a) is not an officer, employee or shareholder of the Firm; (b) does not maintain a business address at the Firm and (c) does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the Firm, information regarding recommendations concerning the purchase or sale of securities by the Firm or information regarding securities being considered for purchase or sale by the Firm.

    17. "PERSON" means a natural person or a company.

    18. "PORTFOLIO" means any account, trust or other investment vehicle (except "Fund") over which the Firm has investment management discretion.

    19. "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

    20. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

    21. "SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or
        (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

    22. "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act. Further, for purposes of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

        "Security" shall NOT include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are any registered open-end investment companies (e.g. open-end mutual funds). Any question as to whether a particular investment constitutes a "Security" should be referred to the compliance officer of the Firm.

B.      PROHIBITED TRANSACTIONS

        No access person, nonresident director or advisory representative shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.

        NOTE: Portfolios of the UAM Funds, Inc., UAM Funds, Inc. II and UAM Trust, Inc. (collectively, the "UAM Portfolios") are managed by investment advisers that are subsidiaries of or organizations otherwise affiliated with Old Mutual (US) Holdings, Inc. or another subsidiary of Old Mutual plc (the "Management Companies"). Under the organizational structure of the Management Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the 1940 Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other UAM Portfolio for which a different Management Company serves as investment adviser. To restrict the flow of investment information related to the UAM Portfolios, the access persons at a Management Company are prohibited from disclosing pending "buy" or "sell" orders for a UAM Portfolio to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

1.  Except as provided in Section C below, no access person shall:

             (a) purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                        (1) is being considered for purchase or sale by any Portfolio or Fund managed by the Firm, or
                        (2) is being purchased or sold by any Portfolio or Fund managed by the Firm; or

             (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm.

             (c) buy or sell a security within seven (7) calendar days before or two (2) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

                 EXCEPTIONS: The compliance officer of the Firm may allow exceptions to this policy on a case-by-case basis if within such seven (7) day period following such purchase or sale by an access person Cambiar purchases for new clients or existing clients having a new infusion of funds, or sales for existing clients that closed their account when the access person had no knowledge at the time of his/her purchase or sale of the subsequent infusion of funds or closing of the account. Under no circumstances will access persons purchase or sell securities on the same day as purchases or sales for new clients or existing clients having additional funds or redemptions if such client transactions were effected prior to the contemplated transaction by the access person. The exceptions referred to in this paragraph will only apply to transactions in securities with a market capitalization in excess of $1 billion at the time of the transactions. Evidence of the $1 billion market capitalization will be filed with the access person's preclearance form.

             (d) acquire securities in an initial public offering ("IPO"), in order to preclude any possibility of such person profiting from their positions with any Portfolio or Fund managed by the Firm.

             (e) purchase any securities in a limited offering commonly referred to as private placement, without prior review and approval of the compliance officer of the Firm. Before granting such approval the compliance officer should carefully evaluate such investment to determine that the investment could create no material conflict between the access person and any Portfolio and/or Fund. The compliance officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, if the compliance officer can determine that (i) the investment did not result from directing Portfolio or Fund business to the underwriter or issuer of the security, (ii) the access person is not misappropriating an opportunity that should have been offered to any Portfolio or Fund, and (iii) the access person's investment decisions for any Portfolio or Fund will not be unduly influenced by his or her personal holdings and investment decisions may be based solely on the best interest of client Portfolios or Fund shareholders, the compliance officer may consider preapproving the transaction. Any person authorized to purchase securities in a private placement shall disclose their investment when they are involved in any subsequent consideration of an investment in the issuer on behalf of any Portfolio or Fund managed by the Firm. In such circumstances, the Firm's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer. The compliance officer must maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of a private placement for at least five years after the end of the fiscal year in which the approval was granted.

             (f) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

                 EXCEPTION: The compliance officer of the Firm may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Funds or Portfolios. The respective compliance officer shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The compliance officer may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being CONSIDERED for purchase or sale by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the compliance officer a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT D), certifying that the proposed transaction is in compliance with this Code of Ethics. The compliance officer shall retain a record of exceptions granted and the reasons supporting the decision.

2. In addition to the prohibitions listed in Section B(1) above, no investment personnel shall engage in any of the following:

             (a) accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Firm. For purposes of this Code, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $500 or less per individual recipient, when the gifts are in relation to the Firm's business.

             (b) serve on the Board of Directors of any publicly traded company without prior authorization of the compliance officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities. Notification of such directorships shall be made to the compliance officer of the Funds.

C.      EXEMPTED TRANSACTIONS

    Transactions described in Section B(1) above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 206 of the Investment Company Act may be permitted within the discretion of the compliance officer of the Firm on a case-by-case basis. Such exempted transactions may include:

    1. purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by the Fund or a Portfolio.

    2. Securities which the access person, Fund and/or Portfolio has no influence or control, including:

        (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

        (b) purchases or sales which are non-volitional on the part of either the access person or the Fund and/or Portfolio;

        (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase); and

        (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

    3. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies.

D.      COMPLIANCE PROCEDURES

    With respect to the pre-clearance and reporting requirements contained herein, access persons shall pre-clear through and report to the compliance officer of the Firm. The Compliance Officer will pre-clear through and report to a principal of the Firm.

    1.  PRE-CLEARANCE PROCEDURES

        All access persons must receive prior written approval from the Firm's compliance officer, or other officer designated by the Board of Directors, before purchasing or selling securities in an account that such access person has beneficial ownership. The access person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (EXHIBIT E) to the Firm's trader for initial preclearance approval, and then to the compliance officer. A principal of the Firm will preclear the Firm's trader's and compliance officer's transactions, as appropriate.

        Pre-clearance approval will expire at the close of business on the trading date two (2) business days after the date on which authorization is received. For example, preclearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was precleared, such person is obligated to disclose such information to the appropriate compliance officer prior to executing the precleared transaction.

        Access persons are excluded from preclearing securities purchased, sold or acquired in the following transactions:

        (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

        (b) purchases or sales which are non-volitional on the part of either the access person or a Fund or Portfolio.

        (c) purchases which are part of an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase).

        (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

        (e) holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

    2.  INITIAL DISCLOSURE OF PERSONAL HOLDINGS

        All access persons and nonresident directors shall disclose to the compliance officer:

        (a) all personal securities holdings (including securities acquired before the person became an access person or nonresident director) within ten (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

        (b) The name of any broker, dealer or bank with whom the access person or nonresident director maintains an account in which any securities (including open-end mutual funds and other instruments exempt from the definition of securities herein) were held for the direct or indirect benefit of the access person or nonresident director must also be reported.

        Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions.

        The compliance officer of the Firm may, at its discretion, request access persons to provide duplicate copies of confirmation of each disclosable transaction in the accounts and account statements.

        In addition to reporting securities holdings, every access person or nonresident director shall certify in their initial report that:

            (a) they have received, read and understand the Code of Ethics and recognize that they are subject thereto; and

            (b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or a Portfolio.

        This initial report shall be made on the form attached as Initial Report of Access Person/Nonresident Director (EXHIBIT A) and shall be delivered to the compliance officer of the Firm (or a principal of the Firm in the case of the Compliance Officer).

    3.  QUARTERLY REPORTING REQUIREMENTS

        All access persons and nonresident directors shall disclose to the Firm's compliance officer (or a principal of the Firm in the case of the Compliance Officer) all personal securities transactions conducted during the period as of the calendar quarter ended within ten
        (10) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable transactions. In the event an access person or nonresident director expects to be out of the office during the ten day period after the end of the calendar quarter, a quarterly transaction report may be submitted prior to the end of the calendar quarter. Under such circumstances, because the access person or nonresident director will be representing that the report contains all personal securities transactions as of the calendar quarter ended, the access person or nonresident director may not enter into any personal securities transactions between the date of the early submission of the quarterly transaction report and the last day of the calendar quarter.

        In addition to reporting securities holdings, every access person and nonresident director shall disclose quarterly :

            (a) the date of the transaction, title of the security, interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

            (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (c) the name of the broker, dealer or bank with or through whom the transaction was effected; and

            (d) the date the report is submitted to the compliance officer.

        In addition, with respect to any account established by an access person or nonresident director in which any securities (including open-end mutual funds and other instruments exempt from the definition of securities herein) were held during the quarter for the direct or indirect benefit of such person, the access person or nonresident director must provide:

            (a) the name of the broker, dealer or bank with whom the access person or nonresident director established the account;

            (b) the date the account was established; and

            (c) the date the report is submitted by the access person or nonresident director.

        This quarterly report shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (EXHIBIT C) and shall be delivered to the compliance officer of the Firm. In lieu of manually filling out all of the information required by the form, access persons or nonresident directors may attach confirms and/or account statements to a signed form.

    4.  ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

        All access persons and\ nonresident directors shall disclose to the compliance officer of the Firm (or a principal of the Firm in the case of the Compliance Officer) all personal securities holdings as of the calendar year ended within thirty (30) days after year end. Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not disclosable holdings.

        In addition to reporting securities holdings, every access person shall certify annually that:

            (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

            (b) they have complied with the requirements of the Code of Ethics;
                and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

            (c) they have not disclosed pending "buy" or "sell" orders for a
                Portfolio or Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

            (d) they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

        This annual report shall be made on the form attached as Annual Report of Access Person/Nonresident Director (EXHIBIT B) and shall be delivered to the compliance officer of the Firm (or a principal of the Firm in the case of the Compliance Officer).

    5.  REPORTS TO COMPLIANCE OFFICER

        The compliance officer of the Firm shall provide, by the twelfth (12) day after each quarter end, certification to the compliance officer of a Fund that, as of the prior quarter end:

            (a) the compliance officer of the Firm has collected all
                documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

            (b) there have been no violations to the Fund's Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's compliance officer; and

            (c) the Firm has appointed appropriate management or compliance personnel, such as the compliance officer, to review transactions and reports filed by access persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent access persons from violating the Firm's Code of Ethics.

        Each quarter the compliance officer of the Firm shall also provide to the compliance officer of each Fund a list of access persons who are subject to the Fund's Code of Ethics and the name of the compliance officer of the Firm responsible for preclearing and reviewing personal securities transactions.

        The compliance officer of the Firm shall provide such information, including, but not limited to, initial, quarterly and annual reports for all access persons, preclearance reports and approval for short term transactions, IPO and private placement securities, as is requested by the Fund's compliance officer.

    6.  GENERAL REPORTING REQUIREMENTS

        The compliance officer of the Firm shall notify each access person or nonresident director that he or she is subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an access person or nonresident director, or upon request.

        Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and Directors of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

    7.  EXCESSIVE TRADING

        The Firm understands that it is appropriate for access persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's compliance officer, compliance officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rising to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the compliance officer of the Firm.

    8.  CONFLICT OF INTEREST

        Every access person shall notify the compliance officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm's compliance officer shall notify the compliance officer of a Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

E.      REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

    The compliance officer of the Firm shall promptly report to the compliance officer of the Fund, the Board of Directors of the Firm and the Firm's investment committee all apparent violations of this Code of Ethics and the reporting requirements thereunder.

    When the compliance officer of the Firm finds that a transaction otherwise reportable to the Board of Directors pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors. Such findings shall, however, be reported to the compliance officer of any respective Funds.

    The Board of Directors of the Firm or any Fund, or a Committee of Directors created by such Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

F.      ANNUAL REPORTING TO THE BOARD OF DIRECTORS

    The compliance officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Board of Directors of the Firm and the Funds. Such annual report shall:

            (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

            (b) identify any violations requiring significant remedial action during the past year; and

            (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

            (d) state that the Firm had adopted procedures reasonably necessary to prevent access persons from violating the Code.

G.      SANCTIONS

    Upon discovering a violation of this Code, the Board of Directors of the Firm or a Fund may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

H.      RETENTION OF RECORDS

    The Firm shall maintain the following records as required under Rule 17j-1:

            (a) a copy of any Code of Ethics in effect within the most recent five years;

            (b) a list of all persons or nonresident directors required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the compliance officer of the Firm;

            (c) a copy of each report made by an access person or nonresident director hereunder and submitted to the Firm's compliance officer for a period of five years from the end of the fiscal year in which it was made;

            (d) each memorandum made by the compliance officer of the Firm hereunder, for a period of five years from the end of the fiscal year in which it was made;

            (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

            (f) a copy of every report provided to the Firm's Board of Directors or a Fund's compliance officer which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons and nonresident directors from violating the Code of Ethics.

                                                                       EXHIBIT A
                             CAMBIAR INVEST0RS, LLC
                                 CODE OF ETHICS
              INITIAL REPORT OF ACCESS PERSON/NONRESIDENT DIRECTOR

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Cambiar Investors, LLC (the "Firm"); (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "access person" or "nonresident director" of the Firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or a Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES / /

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)






   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS / /

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT







Signature:                                      Signature:
            ----------------------------------              -------------------
            Access Person/Nonresident Director              Compliance Officer
     Name:                                           Name:
            ----------------------------------              -------------------

     Date:                                           Date:
            ---------------------------------               -------------------
            (First date of access person/Nonresident
            Director status)

                                                                       EXHIBIT A
                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
                                 ADDENDUM TO THE
              INITIAL REPORT OF ACCESS PERSON/NONRESIDENT DIRECTOR

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)











   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT






Signature:                                      Signature:
            ----------------------------------               -------------------
            Access Person/Nonresident Director               Compliance Officer
     Name:                                           Name:
            ----------------------------------               -------------------

     Date:                                           Date:
            ---------------------------------                -------------------
            (First date of access person/Nonresident
            Director status)Signature:

                                                                       EXHIBIT B
                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
              ANNUAL REPORT OF ACCESS PERSONS/NONRESIDENT DIRECTORS

1. I hereby acknowledge that I have read and understand the Code of Ethics for Cambiar Investors, LLC (the "Code") and recognize that I am subject thereto in the capacity of an access person or nonresident director of the Firm.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES / /

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)




   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS / /

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT





Signature:                                      Signature:
            ----------------------------------               -------------------
            Access Person/Nonresident Director               Compliance Officer
     Name:                                           Name:
            ----------------------------------               -------------------

     Date:                                           Date:
            ---------------------------------                -------------------
            (No later than 30 days after year-end)

                                                                       EXHIBIT B
                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
                                 ADDENDUM TO THE
               ANNUAL REPORT OF ACCESS PERSON/NONRESIDENT DIRECTOR

          SECURITY             NO. OF      PRICE PER     PRINCIPAL          TYPE OF         BROKER, DEALER OR BANK
   (include interest rate      SHARES        SHARE        AMOUNT           PURCHASE          THROUGH WHOM EFFECTED
    and maturity date, if                                                 (Direct or
         applicable)                                                       Indirect)










   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT






Signature:                                      Signature:
            ----------------------------------               -------------------
            Access Person/Nonresident Director               Compliance Officer
     Name:                                           Name:
            ----------------------------------               -------------------

     Date:                                           Date:
            ---------------------------------                -------------------
            (No later than 30 days after year-end)

                                                                       EXHIBIT C
                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. (if none were transacted, write "none"). YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES / /

         SECURITY         DATE OF TRADE   NO. OF     PRICE PER     PRINCIPAL         NATURE OF          BROKER, DEALER OR BANK
  (include interest rate                  SHARES       SHARE         AMOUNT         TRANSACTION         THROUGH WHOM EFFECTED
   and maturity date, if                                                          (Purchase, Sale,
        applicable)                                                                    Other)





   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS / /

   BROKER, DEALER OR BANK THROUGH WHOM    BENEFICIAL OWNER               ACCOUNT NUMBER                 DATE ACCOUNT OPENED
                EFFECTED                     OF ACCOUNT



3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or a Portfolio, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio.

Signature:                                      Signature:
            ----------------------------------               -------------------
            Access Person/Nonresident Director               Compliance Officer
     Name:                                           Name:
            ----------------------------------               -------------------

     Date:                                           Date:
            ---------------------------------                -------------------
            (No later than 10 days after calendar
            quarter)

                                                                       EXHIBIT C
                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS
                                 ADDENDUM TO THE
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

          SECURITY          DATE OF TRADE    NO. OF      PRICE PER  PRINCIPAL      NATURE OF      BROKER, DEALER OR BANK
   (include interest rate                    SHARES        SHARE     AMOUNT       TRANSACTION      THROUGH WHOM EFFECTED
   and maturity date, if                                                        (Purchase, Sale,
        applicable)                                                                  Other)









   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

   BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                   ACCOUNT NUMBER                  DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED              ACCOUNT





Signature:                                      Signature:
            ----------------------------------               -------------------
            Access Person/Nonresident Director               Compliance Officer
     Name:                                           Name:
            ----------------------------------               -------------------

     Date:                                           Date:
            ---------------------------------                -------------------
            (No later than 10 days after calendar
            quarter)

                                                                       EXHIBIT D
                             CAMBIAR INVESTORS, LLC
                                 CODE OF ETHICS

   SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF INVESTMENT
                  PERSONNEL FOR THE SIXTY-DAY PERIOD FROM _______ TO ________ :

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS).

       SECURITY      PROPOSED DATE OF     NO. OF      PRICE PER     PRINCIPAL       NATURE OF          BROKER/DEALER
                           TRADE          SHARES        SHARE        AMOUNT        TRANSACTION        OR BANK THROUGH
                                                    (or proposed                 (Purchase, Sale,      WHOM EFFECTED
                                                       price)                         Other)





   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the Portfolio or Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

(c) such transactions are in compliance with the Code of Ethics of the Firm.

Date:                       Signature:
       ------------------               ---------------------------------------
                                        Investment Personnel

                                 Name:
                                        ---------------------------------------

In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this report is: Authorized: / / Unauthorized: / /


Date:                       Signature:
       ------------------               ---------------------------------------
                                        Compliance Officer

                                 Name:
                                        ---------------------------------------

                      CAMBIAR INVESTORS, LLC CODE OF ETHICS
               Personal Securities Transactions Pre-clearance Form
                       (see Section D(1), Code of Ethics)

Name:
        -----------------------
                            EXHIBIT E

Month:
        -----------------------

I hereby request pre-clearance of the securities listed below. YOU DO NOT NEED TO PRECLEAR TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS), OR TRANSACTIONS LISTED IN SECTION D OF THE CODE OF ETHICS.

     DATE          NATURE OF            SECURITY*            NO. OF       PRICE PER     PRINCIPAL AMOUNT          BROKER
                  TRANSACTION    (include interest rate      SHARES         SHARE
                  (Purchase,      and maturity date, if                 (or proposed
                     Sale,             applicable)                         price)
                    Other)
















APPROVAL BY TRADER     APPROVAL BY         CONFIRMATION
(Date and initial)  COMPLIANCE OFFICER
                    (Date and initial)
                                              2 Days   Received













   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

   * If a proposed transaction described above iswithin sixty (60) days of a prior transaction in the same or equivalent security, please sumbit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for preapproval. Also inform the compliance officer if a proposed transaction is an Initial Public Offering (IPO) or Private Placement so that appropriate memoranda may be prepared.